Press Release Release Date: September 21, 2020

Uniti Group Inc. Announces Effectiveness of Settlement of Litigation with Windstream

Windstream Emerges from Bankruptcy

LITTLE ROCK, Ark. – Uniti Group Inc. (“Uniti”) (Nasdaq: UNIT) announced today the effectiveness of the previously announced settlement with Windstream Holdings Inc. and certain of its subsidiaries (collectively, “Windstream”), which occurred concurrently with Windstream’s emergence from bankruptcy (the “Settlement”). The effectiveness of the Settlement resolves any and all claims and causes of action that have been or may be asserted by Uniti and Windstream, including all litigation brought by Windstream and certain of its creditors during Windstream’s bankruptcy proceedings.

Kenny Gunderman, President and Chief Executive Officer of Uniti, commented, “We are pleased that our previously announced settlement agreement with Windstream is now effective, and that Windstream has fully emerged from bankruptcy with a significantly deleveraged capital structure. This settlement achieves a mutually beneficial outcome for both Uniti and Windstream, while providing substantial strategic value for Uniti, including expanding its national fiber footprint and leasable capacity to third parties by approximately 90%. The settlement also provides significant credit enhancements for Uniti through the new bifurcated master leases, and the financial covenants and guarantees that govern those leases.”

For further details regarding the settlement, please refer to the 8-K filing being filed with the U.S. Securities and Exchange Commission.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of wireless infrastructure solutions for the communications industry. As of June 30, 2020, Uniti owns 6.5 million fiber strand miles and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact including those regarding the results of the settlement and its impact on Uniti.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “estimate(s),” “foresee(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although Uniti believes that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the future prospects of Windstream; changes in the accounting treatment of our settlement with Windstream; the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us, including master lease arrangements; the ability of our customers to comply with laws, rules and regulations in the operation of the assets we lease to them; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the adverse impact of litigation affecting us or our customers; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; our expectations regarding the effect of the COVID-19 pandemic on our results of operations and financial condition; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; and additional factors described in our reports filed with the SEC.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

INVESTOR AND MEDIA CONTACTS:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@uniti.com

Bill DiTullio, 501-850-0872

Vice President, Finance and Investor Relations

bill.ditullio@uniti.com

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